FIRST AMENDMENT TO
                          NOTE PURCHASE AGREEMENT



                  THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment") dated as of January 15, 1999 is entered into by and between USN COMMUNICATIONS, INC., a Delaware corporation (the "Company") and MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., (the "Holder").

                            W I T N E S S E T H:

                  WHEREAS, the Company and the Holder are parties to a Note Purchase Agreement dated as of November 18, 1998 (as amended, herein called the "Purchase Agreement"; terms used but not otherwise defined herein are used herein as defined in the Purchase Agreement);

                  WHEREAS, the Company desires to sell and the Holder desires to purchase additional Notes in the aggregate principal amount of $2,500,000 on the terms and conditions set forth herein; and

                  WHEREAS, the Company and the Holder also desire to make certain amendments to the Purchase Agreement and the existing note on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

     SECTION 1  ADDITIONAL NOTE.

     1.1 On the Effective Date (as defined below), the Company will issue and sell to the Holder and, subject to the terms and conditions of this Amendment, the Holder will purchase from the Company, Notes in the aggregate principal amount of $2,500,000 (the "Additional Notes"). The Additional Notes shall be Notes under the Purchase Agreement.

     1.2 The sale and purchase of the Additional Notes to be purchased by the Holder shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, at 11:30 A.M. (Chicago time), at a closing (the "Closing") on the Effective Date. At the Closing, the Company will deliver to the Holder the Additional Notes to be purchased by the Holder in the form of a single Additional Note (or such greater number of Additional Notes in denominations of at least $500,000 or integral multiples of $100,000 in excess thereof as the Holder may request) dated the Effective Date and registered in the Holder's name (or in the name of its nominee), against delivery by the Holder to the Company or its order of immediately available funds in the amount of the aggregate purchase price therefor by wire transfer of immediately available funds for the account of the Company to Harris Trust and Savings Bank, Account No. 432-329-1. If, at the Closing, the Company shall fail to tender such Additional Notes to the Holder as provided above or any of the conditions specified in Section 6.2 shall not have been fulfilled to the Holder's satisfaction, the Holder shall, at its election, be relieved of all further obligations under this Amendment, without hereby waiving any rights it may have by reason of such failure or such nonfulfillment.

     SECTION 2  AMENDMENTS.

     Subject to and upon the terms and conditions hereof and in reliance on the Company's warranties set forth in Section 4 below, as of the date hereof the Purchase Agreement is amended as follows:

     2.1 Schedule I to the Purchase Agreement is hereby amended to (a) delete the reference to "January 15, 1999" in the definition of Maturity Date set forth therein and to insert a reference to "February 15, 1999" in lieu thereof and (b) delete the reference to "$500,000" in the definition of Facility Fee and insert a reference to "$625,000" in lieu thereof.

     2.2 The Purchase Agreement and each Note Document are hereby amended to delete each reference to "17.00% Senior Secured Notes due January 15, 1999" and each reference to "January 15, 1999" contained therein and replace each such reference with a reference to "17.00% Senior Secured Notes due February 15, 1999" or a reference to "February 15, 1999", as applicable.

     2.3 The Purchase Agreement and each Note Document are hereby amended to delete each reference to "$10,000,000" contained therein and replace each such reference with a reference to "$12,500,000".

     SECTION 3  NOTES.

     3.1     Concurrently herewith, the Company is executing and delivering
(a) a replacement Note (the "Replacement Note") in the form attached hereto as Exhibit A and (b) the Additional Note.

     3.2 The Replacement Note will constitute a renewal and restatement of, and a replacement and substitution for, the existing Note. The indebtedness evidenced by the existing Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the existing Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the holder against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

     3.3 Concurrently with the delivery of the Replacement Note, the Holder will deliver to the Company the existing Note for cancellation.

     SECTION 4  WARRANTIES.

     The Company hereby represents and warrants to the Holder that:

     4.1 Amendment. The Company is duly authorized to execute and deliver this Amendment, the Replacement Note and the Additional Note. The execution and delivery by the Company of this Amendment, the Replacement Note and the Additional Note does not and will not require any consents or approvals, and does not conflict with, or result in a default under, any provision of law or of the Company's charter or bylaws or of any agreement binding on the Company. Each of this Amendment, the Replacement Note and the Additional Note are the legal, valid and binding obligation of the Company.

     4.2 Default. Both before and after giving effect to this Amendment, no Default or Event of Default shall exist which has not been waived.

     SECTION 5 WAIVER OF CONSENT AGREEMENT. The Company, the Holder and Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio) ("Global Allocation") are parties to a Consent Agreement, dated as of August 12, 1997 (the "Consent Agreement"). Effective September 30, 1998, the Holder and Global Allocation waive compliance with Section 5.1 of the Consent Agreement, and the corresponding provisions of the Old Senior Note Supplemental Indenture (as defined in the Consent Agreement), until
February 15, 1999, at which date the Company shall be required to name an Additional Outside Director (as defined in Section 4.22 of the Old Senior
Note Indenture (as defined in the Consent Agreement)).

     SECTION 6  GENERAL.

     6.1 Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment when taken together will be deemed to be but one and the same Amendment.

     6.2 Effectiveness. Upon satisfaction of each of the following conditions (the "Effective Date"), this Amendment shall become effective as of the date hereof and the Company will issue the Additional Note:

     (a)     receipt by the Holder of (i) counterparts of this Amendment,
     (ii) the Replacement Note executed by the Company and (iii) an Additional Note or Notes, in substantially the form of Exhibit B attached hereto, duly executed by the Company;

     (b) receipt by the Holder of (i) a copy of the charter of the Company and each amendment thereto, certified by the Secretary of the Company as being a true and correct copy thereof.; and (ii) confirmation from each jurisdiction in which the Company is qualified as a foreign corporation that the Company is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

     (c) receipt by the Holder of a certificate from the secretary or an assistant secretary (or a person performing similar functions) of the Company certifying:

             (i) copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving the transactions contemplated hereby; and

             (ii) the names and true signatures of the officers of the Company authorized to sign this Amendment, the Additional Notes, the Replacement Note and each of the other agreements, instruments and other documents to be delivered hereunder and thereunder;

     (d) the Holder shall be satisfied that the purchase of and any payment for the Additional Notes and the Replacement Notes (i) shall be permitted by the applicable laws, statutes, rules, tariffs and regulations, (ii) shall not violate any applicable law, statute, rule or regulation (including, without limitation, Regulation T, Regulation U, or Regulation X) and (iii) shall not subject the Holder to any tax, penalty or liability under or pursuant to any applicable law, statute, rules or regulation;

     (e) the Holder shall be satisfied that all orders, consents and approvals licenses, validations of any Governmental Authority or public body or authority or any subdivision thereof and any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any licenses or permits issued by the FCC) necessary in connection with any aspect of the transaction contemplated hereby or this Amendment shall have been obtained (without the imposition of any conditions that are not acceptable to the Holder) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any competent authority;

     (f) the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of McDermott, Will & Emery plus a retainer in the amount of $70,000; and

     (g) receipt by the Holder of such other documents as may be reasonably requested by the Holder.

     6.3 Limited Amendments. The amendments contained herein are limited precisely to their terms and shall not constitute an amendment generally or for any other purpose.

     6.4 Reaffirmation. As herein modified, the Purchase Agreement and each Note Document shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

     6.5 Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Holder of this Amendment shall not be deemed (a) to create a course of dealing or otherwise obligate the Holder to forbear or execute similar amendments under the same or similar circumstances in the future, or (b) to waive, relinquish or impair any right of the Holder to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

     6.6 References. On and after the Effective Date, each reference in the Purchase Agreement, the Note Documents and the related documents to "Purchase Agreement," "this Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Purchase Agreement as modified hereby and the New Note.

     6.7 Costs and Expenses. The Company agrees to pay all reasonable fees and out-of-pocket costs and expenses of the Holder (including reasonable attorneys fees and expenses of counsel to the Holder) in connection with the preparation, execution and delivery of this Amendment.

     6.8 Binding Agreement. This Amendment shall be binding upon the Company and the Holder and their respective successors and assigns.



             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                          USN COMMUNICATIONS, INC.


                                          By:___________________________
                                          Name:
                                          Title:



                                          MERRILL LYNCH GLOBAL
                                          ALLOCATION FUND, INC.


                                          By:___________________________
                                          Name:
                                          Title:



For purposes of Section 5 only:


MERRILL LYNCH EQUITY/
CONVERTIBLE SERIES (GLOBAL
ALLOCATION PORTFOLIO)



By:____________________________
Name:
Title: